Exhibit 10.2
AMENDMENT NO. 1
TO
TRANSITION SERVICES AGREEMENT
This Amendment No. 1 to the Transition Services Agreement (the “Amendment”) is made and entered into as of July 1, 2022 (the “Effective Date”) by and between Becton, Dickinson and Company, a New Jersey corporation (“BD”), and Embecta Corp., a Delaware corporation (“embecta”). Parent and embecta are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, BD and embecta entered into that certain Transition Services Agreement, dated March 31, 2022 (the “Agreement”), as part of the Separation and Distribution, where each Party would provide the other Party with certain Services and the Parties wish to amend the Agreement by updating the Schedule of Services to add Services.
NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
Capitalized terms used but not defined herein shall have the meaning given to such terms in the Separation and Distribution Agreement.
1.Schedule of Services. In accordance with Section 2.01(b) and 8.18 of the Agreement, the Schedule of Services set forth on the “Transition Services Exhibit” of the Agreement is hereby amended (i) by adding the Services set forth on Exhibit A of this Amendment, and (ii) updating, amending and restating certain original Services, as more fully set forth on Exhibit B of this Amendment (which, for the sake of clarity and completeness, also includes those new Services set forth on Exhibit A).
Except as specifically amended hereby, the Agreement and other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy under the Agreement.

This Amendment represents the complete understanding of the parties with respect to the subject matter hereof.  In the event of a conflict or inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control solely with respect to the subject matter hereof.  The parties hereto ratify the terms and conditions of the Agreement as amended herein.

This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together will constitute one single agreement between the parties.  This Amendment may be executed by facsimile signature and electronic signature, and facsimile signatures and electronic signatures will be fully binding and effective for all purposes and will be given the same effect as original signatures.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as evidenced by their signatures below.
BECTON, DICKINSON AND COMPANY

By:     /s/ Christopher J. DelOrefice
Name: Christopher J. DelOrefice
Title: Executive Vice President and
        Chief Financial Officer

EMBECTA CORP.

By:     /s/ Jacob Elguicze
Name: Jacob Elguicze
Title: Senior Vice President
        and Chief Financial Officer

2